UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 2006

                            DETTO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       333-100241                01-656333
----------------------------     ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

               14320 NE 21st Street, Bellvue, Washington    98007
               ----------------------------------------------------
              (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (425) 201-5000

                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      This Form 8-K and other reports filed by Detto Technologies, Inc. ("Detto"
or the "Company") from time-to- time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management, as well as estimates and assumptions made by the Company's management. When used in the Filings, the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of those terms and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of those risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

Entry Into Guaranty Agreement.

      On May 3, 2006 the Company entered into an agreement (the "Guaranty Agreement") with Di Capital Investments ("Di") pursuant to which Di has guaranteed that it or its nominees will purchase any and all shares not purchased in the Offering described in Item 3.02 below (the "Guaranty"). As consideration for the Guaranty, Di is entitled to receive (i) a cash payment equal to 13% of the gross proceeds of the Offering (including any amounts invested by Di and/or its nominee(s) pursuant to the Offering or the Guaranty) and (ii) in Di's sole discretion, either (A) warrants to acquire 4,800,000 shares of common stock at an exercise price of $.10 per share, exercisable for five years from the issuance date, with a "cashless exercise" provision, customary anti-dilution provisions for split adjustments and "piggyback" registration rights or (B) an additional cash payment of 3.66% of the gross amount raised in the Offering (including any amounts invested by Di and/or its nominee(s) pursuant to the Offering or the Guaranty). Pursuant to the Guaranty, on May 3, 2006, Di's nominees purchased an aggregate of 38,000,000 shares of the Company's $.0001 par value common stock (the "Common Stock") for $3,800,000 and Di received a cash payment of $800,000 as full payment under the Guaranty Agreement. If necessary, an additional purchase of shares under the Guaranty will occur later in May 2006. A current member of the Company's Board, Mr. Gualtiero Giori, has a material relationship with Di and its nominees that purchased shares pursuant to the Guaranty. See Item 5.01 below.

      As reported in the Company's Form 8-K dated January 23, 2006, the Company had previously issued to Di, Stupar Holdings Corporation and Alessandro Grande three 12% Secured Convertible Promissory Notes due April 30, 2006 totaling $500,000 in principal amount (the "Notes"). Pursuant to the Guaranty Agreement, Di agreed to cause the Notes to be converted into a total of 10,000,000 shares of Detto's common stock. That conversion occurred on May 3, 2006, resulting in
(i) the termination of the Notes as described in Item 1.02 below and (ii) an issuance of shares as described in Item 3.02 below.

      Pursuant to the Guaranty Agreement, Di also has the right to nominate, subject to the current Board of Directors' reasonable approval, three new members of the Company's Board of Directors, thus increasing the size of the Board of Directors to seven persons. To date, Di has nominated two persons to the Company's Board of Directors pursuant to that right (see Item 5.02 below).


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Amendment to Acquisition Agreements.

      As reported in the Company's Form 8-K dated November 23, 2005, Detto previously completed the acquisition of all the outstanding common stock of WhiteCanyon, Inc. and Channel Access (the "Purchased Companies") . In connection with that acquisition (the "Acquisition"), Royce D. Bybee and Stephen Elderkin (the "Former Owners") had delivered into escrow all of the outstanding common stock of the Purchased Companies and Detto had delivered into escrow 2,000,000 shares of its unregistered Common Stock. In addition, Detto had delivered to the Former Owners certain Convertible Notes Payable in the aggregate principal amount of $3,000,000 (the "Purchase Notes"). Pursuant to their terms, if the Purchase Notes were not paid or converted at maturity, any party had the right to rescind the Acquisition.

On May 3, 2006 the parties amended certain provisions in the Purchase Agreement, Escrow Agreement, Repurchase Option Agreements and the Employee Agreements that had been entered into in connection with the Acquisition. Pursuant to those amendments, Detto agreed, among other things, to pay $2,500,000 in cash to the Former Owners and deliver an additional 2,000,000 shares of its unregistered Common Stock into escrow in full payment of the Purchase Notes. That payment and delivery was completed on May 5, 2006, as a result, the parties no longer have the right to rescind the Acquisition.

Item 2.01 Termination of a Material Definitive Agreement.

      On May 3, 2006, the Notes were terminated as described under "Entry into Guaranty Agreement" in Item 1.01 above. On May 5, 2006, the Purchase Notes were terminated as described under "Amendment to Acquisition Agreements" in Item 1.01 above. No early termination penalties were incurred by the Company in connection with those terminations.

Item 3.02 Unregistered Sales of Equity Securities.

      Detto is in the process of offering up to 48,000,000 shares of its unregistered Common Stock (with specified demand and "piggyback" registration rights) to certain current Detto shareholders for $.10 per share (the "Offering"). As described in Item 1.01 above, on May 3, 2006, 38,000,000 of the shares in the Offering were purchased pursuant to the Guaranty for $3,800,000 in cash. No underwriting discounts or commissions were paid in connection with the purchases, although $800,000 in cash compensation was paid to Di in consideration of the Guaranty. Based on the sophistication of the purchasers and the nature of the transaction, those sales were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder ("Section 4(2)").

      As described in Item 1.01 above, on May 3, 2006 the Notes were converted into 10,000,000 shares of unregistered Common Stock. No underwriting discounts or commissions were paid in connection with the conversions, although $800,00 in cash compensation was paid to Di in consideration of the Guaranty. Based on the sophistication of the Note holders and the nature of the transaction, those conversions were exempt from registration pursuant to Section 4(2).

      As described in Item 1.01 above, on May 3, 2006, 2,000,000 shares of the Company's unregistered Common Stock were issued to the Former Owners. No underwriting discounts or commissions were paid in connection with the issuance. Based on the sophistication of the Former Owners and the nature of the transaction, those issuances were exempt from registration pursuant to Section 4(2).

Item 5.01 Changes in Control of Registrant.

      As a result of certain of the Guaranty Agreement transactions described in
Item 1.01 above and simultaneous stock transfers in connection therewith, shares of the Company's Common Stock are now beneficially owned by the following entities (the "Funds"):


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      Titanium Fund - 31,000,000  shares  (approximately  43.04% of  outstanding shares)
      Sniper Fund - 5,500,000 shares (approximately 7.64% of outstanding shares) Longview Fund - 7,500,000 shares (approximately 10.41% of outstanding shares)

      As a result of (i) the Funds' combined shareholdings (amounting to approximately 61.1% of the Company's currently outstanding shares), (ii) Di's right to nominate three of the Company's seven directors and (iii) the relationships between the Funds, Di and Gualtiero Giori (a Company director), at this time the Funds, Di and Mr. Giori are in control of a majority of the seats on the Company's Board of Directors and/or hold a majority of its outstanding shares. It is believed that the Funds used their personal funds to acquire the Company's shares. No individual previously held control of the Company. Except for Di's right to nominate three of the Company's seven directors, the Company knows of no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters or which may result in a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective May 3, 2006 Pablo Perez-Fernandez was appointed as a member of the Board of Directors of the Company. Mr. Perez-Fernandez was appointed pursuant to Di's right to nominate three of the Company's seven directors (see
Item 1.01 above). Mr. Perez-Fernandez is a key employee of a company that is managed by Gualtiero Giori (a member of the Company's Board of Directors). Except for Di's nomination rights, there were no arrangements between Mr. Perez-Fernandez and any other person pursuant to which he was appointed to the Board of Directors. As of the time of this filing, Mr. Perez-Fernandez had not been appointed to any of the Company's standing committees. During the last two years there has been no transaction to which the Company was or is to be a party in which Mr. Perez-Fernandez had or is to have a direct or indirect material interest. In addition, there is no currently proposed transaction to which the Company is to be a party in which Mr. Perez-Fernandez is to have a direct or indirect material interest.

      On May 3, 2006 Rahul Sood was appointed as a member of the Board of Directors of the Company. He will begin serving his term on June 1, 2006. Mr. Sood was also appointed pursuant to Di's right to nominate three of the Company's seven directors (see Item 1.01 above). Mr. Sood is a business acquaintance of Gualtiero Giori. Except for Di's nomination rights, there were no arrangements between Mr. Sood and any other person pursuant to which he was appointed to the Board of Directors. As of the time of this filing, Mr. Sood had not been appointed to any of the Company's standing committees. During the last two years there has been no transaction to which the Company was or is to be a party in which Mr. Sood had or is to have a direct or indirect material interest. In addition, there is no currently proposed transaction to which the Company is to be a party in which Mr. Sood is to have a direct or indirect material interest].

Item 8.01 Other Events.

      On April 3, 2006, the Company filed a notification that its report on Form 10-KSB for the fiscal year ended December 31, 2006 would be filed late. As of the date of this report, the Company still has not filed that Form 10-KSB. The delay is due to the nature of the significant events described in this Form 8-K and management's belief that an accurate filing on Form 10-KSB could not be made until the status of the Acquisition described in Item 1.01 was resolved. The Company is currently in the process of completing the audits with respect to the Acquisition, as well as the audits of the combined entity, and expects to file its Form 10-KSB as soon as those audits are completed.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DETTO TECHNOLOGIES, INC.
                                          (Registrant)

Date:  May  9,   2006               By: /s/ William Glynn
                                        ---------------------------------------
                                        William Glynn,  Chief Financial Officer